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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent accountants, we hereby consent to the inclusion in this Registration Statement on Form F-3 of our report dated 20 August 1999 relating to the financial statements of Independent Energy Holdings plc as of 30 June 1998 and 1999 and for each of the fiscal years in the three-year period ended 30 June 1999 and to all references to our firm included in this Form F-3.

                                    /s/ Pannell Kerr Foster
Nottingham, England                 Pannell Kerr Forster, Chartered
20 August 1999                       Accountants and
                                    Registered Auditors